UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 30, 2007

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization		Identification Number)

Two North Riverside Plaza	60606
Suite 400, Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 30, 2007, Equity Residential (the “Company”) announced that Gerald A. Spector, 60, will retire as Executive Vice President and Chief Operating Officer of the Company effective as of December 31, 2007.  The Company’s Board of Trustees approved his continued service on the Board and appointed him Vice Chairman of the Board effective as of January 1, 2008.

The Company and Mr. Spector entered into a Retirement Agreement dated as of October 30, 2007 (the “Retirement Agreement”), a copy of which is being filed as Exhibit 99.1 to this Current Report on Form 8-K.  The Retirement Agreement confirms Mr. Spector:  (i) will remain eligible for a cash bonus and long-term compensation grant for his services performed in 2007 as Executive Vice President and Chief Operating Officer in accordance with the customary year-end evaluation process for all executive officers; and (ii) will receive the same compensation as the other non-employee trustees (other than the Chairman of the Board) for his service as Vice Chairman of the Board beginning January 1, 2008.  The Retirement Agreement also provides that Mr. Spector will remain eligible for all retirement benefits under the Company’s Share Incentive Plan and his employment and retirement related agreements, provided he does not voluntarily leave the Board prior to age 62 in late 2008.  Finally, the Retirement Agreement confirms that Mr. Spector’s Amended and Restated Change of Control /Severance Agreement dated November 15, 2001, has been terminated.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Exhibit
99.1	Retirement Agreement dated October 30, 2007, by and between Equity Residential and Gerald A. Spector

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: October 30, 2007	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: October 30, 2007	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel